UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010 (July 28, 2010)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends and restates the Current Report of Tennessee Commerce Bancorp, Inc. (the “Corporation”) on Form 8-K as filed with the Securities and Exchange Commission on July 28, 2010 (the “Original Filing”) to amend and restate Item 3.03 thereof in its entirety to, among other things, clarify that (i) the Corporation is current on all payments of its debt, trust preferred securities and preferred stock and (ii) the Federal Reserve Bank of Atlanta (the “Federal Reserve”) has informed the Corporation that it may pay all amounts of interest and dividends on these obligations and securities through the end of the quarter ending September 30, 2010 without additional Federal Reserve approval. Except for the amendment and restatement of Item 3.03 in the Original Filing, the Amendment does not update, modify or amend the Original Filing and all other information included in the Original Filing remains unchanged.

Item 3.03.  Material Modification to Rights of Security Holders.

The Federal Reserve recently requested the Corporation’s board of directors to adopt resolutions agreeing to obtain Federal Reserve approval before (i) incurring additional holding company indebtedness, including issuing trust preferred securities, (ii) taking any action that would cause a change in the holding company’s debt, (iii) declaring or paying dividends to common or preferred shareholders, (iv) reducing the Corporation’s capital position by purchasing or redeeming capital stock and (v) making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities. The Corporation expects that its board of directors will adopt these resolutions on or before the deadline of August 7, 2010 set by the Federal Reserve.

The Corporation is current on all payments on its debt, trust preferred securities and preferred stock. The Federal Reserve has informed the Corporation that it may pay all amounts of interest and dividends on these obligations and securities through the end of the quarter ending September 30, 2010 without additional Federal Reserve approval.

In the future, the Corporation intends to seek Federal Reserve approval to make timely payments of interest and dividends on its debt, trust preferred securities and preferred stock. If Federal Reserve approvals for such payments are not timely received in the future, the Corporation will need to defer the interest payments with respect to its outstanding trust preferred securities. The Corporation has the right to defer the payment of interest with respect to its trust preferred securities at any time, for a period not to exceed 20 consecutive quarters, and during a deferral, if any, the Corporation may not pay dividends on its common or preferred stock. If the Corporation is required to suspend dividends on its outstanding shares of preferred stock, these dividends will continue to accrue and cumulate, and must be paid in full, before the Corporation can pay dividends on its common stock. If dividends are not paid on Corporation preferred stock for six quarters, the holder of the preferred stock is entitled to elect two directors to the Corporation’s board of directors.

Item 7.01.  Regulation FD Disclosure.

On July 28, 2010, the Corporation issued a press release announcing an underwritten public offering of up to $60 million of its common stock, to be offered pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”).

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Commission, such exhibit and the information set forth therein and in this Item 7.01 are deemed to be furnished and shall not be deemed to be “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.  Other Events.

The slides attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01 have been excerpted from an investor presentation used by the Corporation in connection with the underwritten public offering of its common stock.

Pursuant to the rules and regulations of the Commission, such exhibit and the information set forth therein and in this Item 8.01 are deemed to be “filed” with the Commission under the Exchange Act.

The information contained in this Form 8-K pursuant to Items 7.01 and 8.01 and the materials filed as exhibits shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to these securities has been filed with the Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Press release issued on July 28, 2010 by Tennessee Commerce Bancorp, Inc. (1)

99.2	Investor slides (2)

(1)

Previously furnished as an exhibit to Tennessee Commerce Bancorp, Inc.’s Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on July 28, 2010, and incorporated herein by reference.

(2)

Previously filed as an exhibit to Tennessee Commerce Bancorp, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 28, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: July 29, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued on July 28, 2010 by Tennessee Commerce Bancorp, Inc. (1)

99.2	Investor slides (2)

(1)

Previously furnished as an exhibit to Tennessee Commerce Bancorp, Inc.’s Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on July 28, 2010, and incorporated herein by reference.

(2)

Previously filed as an exhibit to Tennessee Commerce Bancorp, Inc.’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 28, 2010, and incorporated herein by reference.